UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2006

Date of Earliest Event Reported: January 27, 2006

The Pep Boys - Manny, Moe & Jack

(Exact name of registrant as specified in charter)

Pennsylvania	1-3381	23-0962915
(State or other jurisdiction of	(Commission	(I.R.S. Employer ID number)
incorporation or organization)	File No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of principal executive offices)		(Zip code)

215-430-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 27, 2006, The Pep Boys – Manny, Moe & Jack (the “Company”) entered into a Credit Agreement among the Company, Wachovia Bank, National Association, as Administrative Agent, and the other parties thereto.  The Credit Agreement provided the Company with a $200,000,000 term loan (the “Term Loan”).  The Term Loan (i) matures on January 27, 2011 (or March 1, 2007, if the Company’s 4.25% Convertible Senior Notes have not been converted, repurchased or refinanced prior to March 1, 2007), (ii) bears an interest rate equal to the London Interbank Offered Rate (LIBOR) plus 3.00% and (iii) is secured by a perfected first priority security interest in the real property and improvements constituting 154 of the Company’s stores.

Proceeds from the Term Loan were used to satisfy and discharge the Company’s outstanding $43,000,000 6.88% Medium Term Notes due March 6, 2006 and $100,000,000 6.92% Term Enhanced Remarketable Securities due July 7, 2016 (together the “Medium Term Notes”) and to reduce borrowings under the Company’s Amended and Restated Loan and Security Agreement, by and among the Company, Congress Financial Corporation, as Agent, and the other parties thereto (the “Line of Credit Agreement”).

The Company also amended the Line of Credit Agreement to expressly provide for the Term Loan and to reflect the satisfaction and discharge of the Medium Term Notes.

Item 9.01                                             Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed with this Report.

Exhibit 99.1	Credit Agreement, dated January 27, 2006, among the Company, Wachovia Bank, National Association, as Administrative Agent, and the other parties thereto.

Exhibit 99.2	Amendment No. 5, dated January 27, 2006, to the Amended and Restated Loan and Security Agreement, by and among the Company, Congress Financial Corporation, as Agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY, MOE & JACK

	By:	/s/ Harry F. Yanowitz
Harry F. Yanowitz
Senior Vice President and
Chief Financial Officer

Date: January 30, 2006